Exhibit 99.1

Investor Contact:	Media Contact:
Andy Milevoj	Cherie Gallarello
amilevoj@1800flowers.com	press@1800flowers.com

1-800-FLOWERS.COM, Inc. Reports Fiscal 2025 Third Quarter Results

Generated Revenues of $331.5 million and a Net Loss of $178.2 million, which includes a $138.2 million non-cash goodwill and intangible impairment charge

Announces Celebrations Wave, a Strategic Plan Marking the Next Phase of Significant Evolution for the Company that Integrates its Relationship Innovation Initiatives and Brand Assets into a Sentiment-Led Celebrations Ecosystem

Jericho, NY, May 8, 2025 – 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading provider of thoughtful expressions designed to help inspire customers to share more, connect more, and build more and better relationships, today reported results for its Fiscal 2025 third quarter ended March 30, 2025.

"While we are deeply disappointed by the quarterly results, we are steadfast in our commitment to turning this underperformance around," said Jim McCann, Executive Chairman and current Chief Executive Officer of 1-800-FLOWERS.COM, Inc. "Our Celebrations Wave strategy marks a pivotal evolution for the company, integrating our innovative initiatives and brand assets into a sentiment-led ecosystem. We expect this strategy will not only help address the current challenges but also drive sustainable long-term growth, ensuring we continue to deepen connections and inspire heartfelt expressions among our customers."

"Throughout our history, two things have remained constant – the desire of people to stay connected and express their sentiments, and our need to evolve and grow to serve those relationships," continued Mr. McCann. "Our Company has a rich history of innovation across five waves of evolution. These waves include the establishment of our retail store footprint, the launch of a national 1-800-Flowers phone line, the introduction of our website, the transition to mobile commerce on smartphones, and the development of conversational commerce through smart devices."

Mr. McCann added, “We are embarking on our sixth wave of evolution, and we believe it will be our most transformative yet. Celebrations Wave is an amalgamation of our Relationship Innovation efforts and brand assets, accelerated by advanced technologies. We are Relationship Innovators®, creating a sentiment-led Celebrations ecosystem that embraces the importance of relationships and our ability to serve those relationships. Our goal is to become the premier relationship destination for heartfelt and thoughtful expressions."

1-800-FLOWERS.COM, Inc. | Fiscal 2025 Third Quarter Results | Page 1

"As we embark on this exciting new chapter, I am thrilled to welcome Adolfo Villagomez as our new CEO, who will lead the charge in implementing and driving the Celebrations Wave strategy. Adolfo’s leadership and vision will be instrumental in transforming our company and ensuring we continue to innovate and connect with our customers on a deeper level. Together, we will create an ecosystem that elevates the importance of relationships and heartfelt expressions."

Celebrations Wave

Celebrations Wave represents a comprehensive evolution of the Company that begins with transforming the customer journey into a sentiment-led experience, helping them nourish stronger and more meaningful relationships through expression and thoughtful sharing. Celebrations Wave is a multi-year strategic initiative that integrates the Company’s all-star family of brands and its Relationship Innovation and Work Smarter initiatives to form a hyper-personalized Celebrations ecosystem that helps customers better manage their relationships and inspires them to share more sentiments.

Celebrations Wave strives to advance the Company’s vision of becoming the premier relationship destination for heartfelt expressions, with a business model that aligns with future technological advancements and consumer purchasing preferences. This strategic plan seeks to increase revenues of both every day and holiday occasions, optimize operations, lower costs, and accelerate the pace of change, leading to higher Adjusted EBITDA and cash flows over time, positioning the Company for sustainable and profitable growth.

●

Sentiment-Led Customer Journey: Developing a Celebrations ecosystem that makes regular connections with friends and family more fun and accessible. The customer journey is centered on helping customers easily express their sentiments, foster stronger relationships and inspire them to share more.

●

Increase Frequency and Conversion: Provide engaging experiences that begin with complimentary and affordable greeting card options, which combined with notifications and reminders, encourage greater frequency of engagement. This strategy ensures the Company remains prominent in consumers' consideration when selecting an item to accompany their greeting card.

●

Broaden Price Points: Broadening the range of price points, both lower and higher, to accommodate expressions suitable for various occasions and income levels. Employing a tiered sales approach beginning with complimentary and low-cost options.

●

Increase Marketing Efficiency: Enhance marketing efficiency and effectiveness by emphasizing relationship-driven interactions, boosting engagement with existing customers through content, and using tools like reminders to help customers manage their relationships. By leveraging personalized, timely messages, the Company strives to foster stronger customer relationships, drive recurring behavior, and ultimately increase customer lifetime value.

●

Leverage New Technologies: Integrate advanced technologies into its Celebrations ecosystem to deliver a more personalized and dynamic expressions experience for customers. By leveraging AI-driven recommendations, predictive analytics, and content, the Company will better understand customer preferences, enhance user satisfaction, and accelerate the rate of innovation, ensuring a faster adaptation to evolving market trends and customer demands.

●	Strengthen Celebrations Passport Loyalty Program: By enhancing the loyalty program, the Company strives to increase customer engagement and boost long-term loyalty amongst its best customers.

1-800-FLOWERS.COM, Inc. | Fiscal 2025 Third Quarter Results | Page 2

Fiscal 2025 Third Quarter Highlights

●	Total consolidated revenues decreased 12.6% to $331.5 million, as compared with the prior year period, due to a decline in consumer demand.

●

Gross profit margin was 31.7%, which includes $4.6 million in customer rebates, replacement gift costs and inventory write-offs associated with the new order system implementation issues that continued during the holiday period. Excluding the $4.6 million impact, gross profit margin declined 350 basis points to 33.1%, as compared to the prior year, driven by a highly promotional sales environment and deleveraging on the sales decline.

●

Operating expenses increased $131.8 million from the prior year period to $298.4 million, which includes a $138.2 million non-cash goodwill and intangible impairment charge related to the Company’s Consumer Floral and Gifts segment and its Personalization Mall trademark. Excluding the impact of this charge, systems implementation costs in the current period, and the impact of severance costs and the appreciation or depreciation of investments in the Company’s non-qualified compensation plan in both periods, adjusted operating expenses of $160.7 million were essentially flat compared with the prior year period.

●	The Net loss for the quarter was ($178.2) million, or ($2.80) per diluted share, as compared with a net loss of ($16.9) million, or ($0.26) per diluted share in the prior year period.

●	The Adjusted Net Loss[1] was ($44.9) million, or ($0.71) per diluted share, compared with an Adjusted Net Loss[1] of ($18.0) million, or ($0.28) per diluted share, in the prior year period.

●	The Adjusted EBITDA[1] loss for the quarter was ($34.9) million, as compared with an Adjusted EBITDA[1] loss of ($5.7) million in the prior year period.

(1) Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for reconciliation of non-GAAP results to applicable GAAP results.

Segment Results

The Company provides Fiscal 2025 third quarter financial results for its Gourmet Foods and Gift Baskets, Consumer Floral and Gifts, and BloomNet® segments in the tables attached to this release and as follows:

●

Gourmet Foods and Gift Baskets: Revenues for the quarter declined 18.2% to $107.1 million as compared with the prior year period. Gross profit margin was 18.1%, which includes $4.6 million in costs related to the new order system implementation costs. Excluding the $4.6 million impact, gross profit margin decreased 740 basis points to 22.5%, due to a highly promotional sales environment and the impact of reduced sales. Segment contribution margin[1], excluding systems implementation-related costs and severance costs, was a loss of ($22.3) million, as compared with a segment contribution margin[1] loss of ($7.6) million in the prior year period.

●

Consumer Floral & Gifts: Revenues for the quarter declined 11.4% to $196.0 million as compared with the prior year period. Gross profit margin decreased 250 basis points to 36.8%, mainly due to the impact of lower sales and a promotional consumer environment. Segment contribution margin[1] excluding the impairment charge was $6.5 million, compared with a segment contribution margin[1] of $22.8 million in the prior year period.

1-800-FLOWERS.COM, Inc. | Fiscal 2025 Third Quarter Results | Page 3

●

BloomNet: Revenues for the quarter increased 4.5% to $28.6 million compared with the prior year period. Gross profit margin increased 150 basis points to 46.9% due to lower florist rebates. Segment contribution margin[1] was $8.5 million, compared with $7.6 million in the prior year period.

Company Guidance

Given the rapidly evolving macroeconomic landscape and the uncertainties that continue to shape the near-term outlook, the Company has made the decision to withdraw its near-term guidance. This decision reflects the unpredictable external factors affecting the current macro environment and the management team’s focus on executing a transformational strategy that positions the Company for long-term success.

Credit Agreement Amendment

The Company also announced that it has amended its credit agreement. Additional information can be found in the Company’s Form 8-K that was filed with the SEC this afternoon, May 8, 2025.

Conference Call

The Company will conduct a conference call to discuss the above details and attached financial results today, May 8, 2025, at 4:30 p.m. (ET). The conference call will be webcast from the Investors section of the Company’s website at www.1800flowersinc.com. A recording of the call will be posted on the Investors section of the Company’s website within two hours of the call’s completion. A telephonic replay of the call can be accessed beginning at 7:00 p.m. (ET) today through May 15, 2025, at: (US) 1-877-344-7529; (Canada) 855-669-9658; (International) 1-412-317-0088; enter conference ID #: 4626916.

Definitions of non-GAAP Financial Measures:

We sometimes use financial measures derived from consolidated financial information, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and

Exchange Commission rules. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. Where applicable, see the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures. Reconciliations for forward-looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, tax items, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The lack of such reconciling information should be considered when assessing the impact of such disclosures.

1-800-FLOWERS.COM, Inc. | Fiscal 2025 Third Quarter Results | Page 4

EBITDA and Adjusted EBITDA:

We define EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the impact of stock-based compensation, Non-Qualified Deferred Compensation Plan (“NQDC”) investment appreciation/depreciation, and for certain items affecting period-to-period comparability. See Selected Financial Information for details on how EBITDA and Adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and Adjusted EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and Adjusted EBITDA as factors to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA to determine its interest rate and to measure compliance with certain covenants. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

Segment Contribution Margin and Adjusted Segment Contribution Margin

We define Segment Contribution Margin as earnings before interest, taxes, depreciation, and amortization, before the allocation of corporate overhead expenses. Adjusted Segment Contribution Margin is defined as Segment Contribution Margin adjusted for certain items affecting period-to-period comparability. See Selected Financial Information for details on how Segment Contribution Margin and Adjusted Segment Contribution Margin were calculated for each period presented. When viewed together with our GAAP results, we believe Segment Contribution Margin and Adjusted Segment Contribution Margin provide management and users of the financial statements meaningful information about the performance of our business segments. Segment Contribution Margin and Adjusted Segment Contribution Margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of Segment Contribution Margin and Adjusted Segment Contribution Margin is that they are an incomplete measure of profitability as they do not include all operating expenses or non-operating income and expenses. Management compensates for this limitation when using these measures by looking at other GAAP measures, such as Operating Income and Net Income.

Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share:

We define Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common

Share as Net Income (Loss) and Net Income (Loss) Per Common Share adjusted for certain items affecting period-to-period comparability. See Selected Financial Information below for details on how Adjusted Net Income (Loss) Per Common Share and Adjusted or Comparable Net Income (Loss) Per Common Share were calculated for each period presented. We believe that Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share are meaningful measures because they increase the comparability of period-to-period results. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, GAAP Net Income (Loss) and Net Income (Loss) Per Common Share, as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

1-800-FLOWERS.COM, Inc. | Fiscal 2025 Third Quarter Results | Page 5

Free Cash Flow:

We define Free Cash Flow as net cash provided by operating activities less capital expenditures. The Company considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet, and repurchase stock or retire debt. Free Cash Flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly situated companies. Since Free Cash Flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is a leading provider of thoughtful expressions designed to help inspire customers to share more, connect more, and build more and better relationships. The Company’s e-commerce business platform features an all-star family of brands, including: 1-800-Flowers.com®, 1-800-Baskets.com®, CardIsle®, Cheryl’s Cookies®, Harry & David®, PersonalizationMall.com®, Shari’s Berries®, FruitBouquets.com®, Things Remembered®, Moose Munch®, The Popcorn Factory®, Wolferman’s Bakery®, Vital Choice®, Simply Chocolate® and Scharffen Berger®. Through the Celebrations Passport® loyalty program, which provides members with free standard shipping and no service charge on eligible products across our portfolio of brands, 1-800-FLOWERS.COM, Inc. strives to deepen relationships with customers. The Company also operates BloomNet®, an international floral and gift industry service provider offering a broad-range of products and services designed to help members grow their businesses profitably; Napco℠, a resource for floral gifts and seasonal décor; DesignPac Gifts, LLC, a manufacturer of gift baskets and towers; and Alice’s Table®, a lifestyle business offering fully digital livestreaming and on demand floral, culinary and other experiences to guests across the country. 1-800-FLOWERS.COM, Inc. was recognized among America’s Most Trustworthy Companies by Newsweek for 2024. 1-800-FLOWERS.COM, Inc. was also recognized as one of America’s Most Admired Workplaces for 2025 by Newsweek and was named to the Fortune 1000 list in 2022. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS. For more information, visit 1800flowersinc.com.

FLWS–COMP FLWS-FN

Special Note Regarding Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “should,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements regarding the Company’s ability to achieve its guidance for the full Fiscal year; the Company’s ability to leverage its operating platform and reduce its operating expense ratio; its ability to successfully integrate acquired businesses and assets; its ability to successfully execute its strategic initiatives; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and industry and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. For a more detailed description of these and other risk factors, refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

1-800-FLOWERS.COM, Inc. | Fiscal 2025 Third Quarter Results | Page 6

Note: The following tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	March 30, 2025	June 30, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$84,684	$159,437
Trade receivables, net	28,772	18,024
Inventories	160,315	176,591
Prepaid and other	30,054	31,680
Total current assets	303,825	385,732

Property, plant and equipment, net	219,677	223,789
Operating lease right-of-use assets	111,879	113,926
Goodwill	43,228	156,537
Other intangibles, net	89,820	116,216
Other assets	37,788	36,448
Total assets	$806,217	$1,032,648

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$56,853	$80,005
Accrued expenses	105,666	121,303
Current maturities of long-term debt	15,000	10,000
Current portion of long-term operating lease liabilities	18,218	16,511
Total current liabilities	195,737	227,819

Long-term debt, net	142,278	177,113
Long-term operating lease liabilities	103,744	105,866
Deferred tax liabilities, net	8,982	19,402
Other liabilities	37,746	36,106
Total liabilities	488,487	566,306
Total stockholders’ equity	317,730	466,342
Total liabilities and stockholders’ equity	$806,217	$1,032,648

1-800-FLOWERS.COM, Inc. | Fiscal 2025 Third Quarter Results | Page 7

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 30, 2025	March 31, 2024	March 30, 2025	March 31, 2024
Net revenues:
E-Commerce	$291,758	$340,241	$1,162,258	$1,288,558
Other	39,696	39,164	186,778	181,951
Total net revenues	331,454	379,405	1,349,036	1,470,509
Cost of revenues	226,455	240,688	816,125	874,167
Gross profit	104,999	138,717	532,911	596,342
Operating expenses:
Marketing and sales	106,728	105,828	375,828	376,903
Technology and development	14,728	15,291	46,340	45,417
General and administrative	25,634	32,295	81,570	87,938
Depreciation and amortization	13,119	13,232	40,287	40,578
Goodwill and intangible impairment	138,220	-	138,220	19,762
Total operating expenses	298,429	166,646	682,245	570,598
Operating income (loss)	(193,430)	(27,929)	(149,334)	25,744
Interest expense, net	1,462	881	9,218	8,974
Other expense (income), net	1,827	(3,574)	(1,104)	(5,836)
Income (loss) before income taxes	(196,719)	(25,236)	(157,448)	22,606
Income tax (benefit) expense	(18,475)	(8,333)	(9,362)	7,844
Net income (loss)	$(178,244)	$(16,903)	$(148,086)	$14,762

Basic net income (loss) per common share	$(2.80)	$(0.26)	$(2.32)	$0.23

Diluted net income (loss) per common share	$(2.80)	$(0.26)	$(2.32)	$0.23

Weighted average shares used in the calculation of net income (loss) per common share:
Basic	63,598	64,489	63,877	64,703
Diluted	63,598	64,489	63,877	65,057

1-800-FLOWERS.COM, Inc. | Fiscal 2025 Third Quarter Results | Page 8

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	March 30, 2025	March 31, 2024

Operating activities:
Net income (loss)	$(148,086)	$14,762
Adjustments to reconcile net income (loss) to net cash provided by operating activities, net of aquisitions:
Goodwill and intangible impairment	138,220	19,762
Depreciation and amortization	40,287	40,578
Amortization of deferred financing costs	561	541
Deferred income taxes	(10,419)	(8,535)
Bad debt expense	444	418
Stock-based compensation	9,106	7,641
Other non-cash items	(161)	(122)
Changes in operating items:
Trade receivables	(11,133)	(6,778)
Inventories	17,569	31,674
Prepaid and other	1,669	4,761
Accounts payable and accrued expenses	(38,946)	(6,077)
Other assets and liabilities	1,595	1,426
Net cash provided by operating activities	706	100,051

Investing activities:
Acquisitions, net of cash acquired	(3,000)	-
Capital expenditures	(32,431)	(26,482)
Net cash used in investing activities	(35,431)	(26,482)

Financing activities:
Acquisition of treasury stock	(9,913)	(9,178)
Proceeds from exercise of employee stock options	281	258
Proceeds from bank borrowings	110,000	82,000
Repayment of bank borrowings	(140,000)	(89,500)
Debt issuance cost	(396)	-
Net cash used in financing activities	(40,028)	(16,420)

Net change in cash and cash equivalents	(74,753)	57,149
Cash and cash equivalents:
Beginning of period	159,437	126,807
End of period	$84,684	$183,956

1-800-FLOWERS.COM, Inc. | Fiscal 2025 Third Quarter Results | Page 9

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information – Category Information

(dollars in thousands)

(unaudited)

	Three Months Ended
	March 30, 2025	System Implementation Costs	Goodwill and Intangible Impairment	Restructuring cost/Severance	As Adjusted (non-GAAP) March 30, 2025	March 31, 2024	Restructuring cost/Severance	As Adjusted (non-GAAP) March 31, 2024	% Change
Net revenues:
Consumer Floral & Gifts	$196,030	$-	$-	$-	$196,030	$221,207	$-	$221,207	-11.4%
BloomNet	28,552	-	-	-	28,552	27,314	-	27,314	4.5%
Gourmet Foods & Gift Baskets	107,088	-	-	-	107,088	130,989	-	130,989	-18.2%
Corporate	69	-	-	-	69	167	-	167	-58.7%
Intercompany eliminations	(285)	-	-	-	(285)	(272)	-	(272)	-4.8%
Total net revenues	$331,454	$-	$-	$-	$331,454	$379,405	$-	$379,405	-12.6%

Gross profit:
Consumer Floral & Gifts	$72,045	$-	$-	$-	$72,045	$87,005	$-	$87,005	-17.2%
	36.8%				36.8%	39.3%		39.3%

BloomNet	13,399	-	-	-	13,399	12,411	-	12,411	8.0%
	46.9%				46.9%	45.4%		45.4%

Gourmet Foods & Gift Baskets	19,436	4,633	-	-	24,069	39,169	-	39,169	-38.6%
	18.1%				22.5%	29.9%		29.9%

Corporate	119	-	-	-	119	132	-	132	-9.8%
	172.5%				172.5%	79.0%		79.0%

Total gross profit	$104,999	$4,633	$-	$-	$109,632	$138,717	$-	$138,717	-21.0%
	31.7%	-	-	-	33.1%	36.6%	-	36.6%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$(131,690)	$-	$138,220	$-	$6,530	$22,190	$630	$22,820	-71.4%
BloomNet	8,472	-	-	33	8,505	7,506	69	7,575	12.3%
Gourmet Foods & Gift Baskets	(27,802)	5,314	-	181	(22,307)	(8,172)	538	(7,634)	-192.2%
Segment Contribution Margin Subtotal	(151,020)	5,314	138,220	214	(7,272)	21,524	1,237	22,761	-131.9%
Corporate (b)	(29,291)	-	-	494	(28,797)	(36,221)	1,180	(35,041)	17.8%
EBITDA (non-GAAP)	(180,311)	5,314	138,220	708	(36,069)	(14,697)	2,417	(12,280)	-193.7%
Add: Stock-based compensation	2,998	-	-	-	2,998	3,046	-	3,046	-1.6%
Add: Compensation charge related to NQDC Plan Investment (Depreciation) Appreciation	(1,849)	-	-	-	(1,849)	3,534	-	3,534	-152.3%
Adjusted EBITDA (non-GAAP)	$(179,162)	$5,314	$138,220	$708	$(34,920)	$(8,117)	$2,417	$(5,700)	-512.6%

1-800-FLOWERS.COM, Inc. | Fiscal 2025 Third Quarter Results | Page 10

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information – Category Information

(dollars in thousands)

(unaudited)

	Nine Months Ended
	March 30, 2025	System Implementation Costs	Goodwill and Intangible Impairment	Restructuring cost/Severance	As Adjusted (non-GAAP) March 30, 2025	March 31, 2024	Intangible Impairment	Restructuring cost/Severance	As Adjusted (non-GAAP) March 31, 2024	% Change
Net revenues:
Consumer Floral & Gifts	$565,559	$-	$-	$-	$565,559	$618,236	$-	$-	$618,236	-8.5%
BloomNet	74,464	-	-	-	74,464	83,420	-	-	83,420	-10.7%
Gourmet Foods & Gift Baskets	709,545	-	-	-	709,545	769,061	-	-	769,061	-7.7%
Corporate	271	-	-	-	271	716	-	-	716	-62.2%
Intercompany eliminations	(803)	-	-	-	(803)	(924)	-	-	(924)	13.1%
Total net revenues	$1,349,036	$-	$-	$-	$1,349,036	$1,470,509	$-	$-	$1,470,509	-8.3%

Gross profit:
Consumer Floral & Gifts	$224,262	$-	$-	$-	$224,262	$252,503	$-	$-	$252,503	-11.2%
	39.7%				39.7%	40.8%			40.8%

BloomNet	36,551	-	-	-	36,551	39,883	-	-	39,883	-8.4%
	49.1%				49.1%	47.8%			47.8%

Gourmet Foods & Gift Baskets	271,670	6,625	-	-	278,295	303,276	-	-	303,276	-8.2%
	38.3%				39.2%	39.4%			39.4%

Corporate	428	-	-	-	428	680	-	-	680	-37.1%
	157.9%				157.9%	95.0%			95.0%

Total gross profit	$532,911	$6,625	$-	$-	$539,536	$596,342	$-	$-	$596,342	-9.5%
	39.5%	-	-	-	40.0%	40.6%	-	-	40.6%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$(105,159)	$-	$138,220	$-	$33,061	$41,609	$19,762	$630	$62,001	-46.7%
BloomNet	22,773	-	-	33	22,806	25,981	-	69	26,050	-12.5%
Gourmet Foods & Gift Baskets	67,222	10,393	-	181	77,796	98,953	-	538	99,491	-21.8%
Segment Contribution Margin Subtotal	(15,164)	10,393	138,220	214	133,663	166,543	19,762	1,237	187,542	-28.7%
Corporate (b)	(93,883)	3,008	-	494	(90,381)	(100,221)	-	1,180	(99,041)	8.7%
EBITDA (non-GAAP)	(109,047)	13,401	138,220	708	43,282	66,322	19,762	2,417	88,501	-51.1%
Add: Stock-based compensation	9,106	-	-	-	9,106	7,641	-	-	7,641	19.2%
Add: Compensation charge related to NQDC Plan Investment Appreciation	1,024	-	-	-	1,024	5,712	-	-	5,712	-82.1%
Adjusted EBITDA (non-GAAP)	$(98,917)	$13,401	$138,220	$708	$53,412	$79,675	$19,762	$2,417	$101,854	-47.6%

1-800-FLOWERS.COM, Inc. | Fiscal 2025 Third Quarter Results | Page 11

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands, except for per share data)

(unaudited)

Reconciliation of net income (loss) to adjusted net income (loss) (non-GAAP):	Three Months Ended		Nine Months Ended
	March 30, 2025	March 31, 2024	March 30, 2025	March 31, 2024

Net income (loss)	$(178,244)	$(16,903)	$(148,086)	$14,762
Adjustments to reconcile net income (loss) to adjusted net income (loss) (non-GAAP)
Add: System implementation costs	5,314	-	13,401	-
Add: Restructuring cost/Severance	708	2,417	708	2,417
Add: Goodwill and intangible impairment	138,220	-	138,220	19,762
Deduct: Tax related adjustments	(10,931)	(3,538)	(12,933)	(3,538)
Adjusted net income (loss) (non-GAAP)	$(44,933)	$(18,024)	$(8,690)	$33,403

Basic and diluted net income (loss) per common share
Basic	$(2.80)	$(0.26)	$(2.32)	$0.23
Diluted	$(2.80)	$(0.26)	$(2.32)	$0.23

Basic and diluted adjusted net income (loss) per common share (non-GAAP)
Basic	$(0.71)	$(0.28)	$(0.14)	$0.52
Diluted	$(0.71)	$(0.28)	$(0.14)	$0.51

Weighted average shares used in the calculation of basic and diluted net income (loss) and adjusted net (loss) income per common share
Basic	63,598	64,489	63,877	64,703
Diluted	63,598	64,489	63,877	65,057

1-800-FLOWERS.COM, Inc. | Fiscal 2025 Third Quarter Results | Page 12

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net income (loss) to adjusted EBITDA (non-GAAP):	Three Months Ended		Nine Months Ended
	March 30, 2025	March 31, 2024	March 30, 2025	March 31, 2024

Net income (loss)	$(178,244)	$(16,903)	$(148,086)	$14,762
Add: Interest expense and other, net	3,289	(2,693)	8,114	3,138
Add: Depreciation and amortization	13,119	13,232	40,287	40,578
Add: Income tax (benefit) expense	(18,475)	(8,333)	(9,362)	7,844
EBITDA	(180,311)	(14,697)	(109,047)	66,322
Add: Stock-based compensation	2,998	3,046	9,106	7,641
Add: Compensation charge related to NQDC Plan Investment (Depreciation) Appreciation	(1,849)	3,534	1,024	5,712
Add: System implementation costs	5,314	-	13,401	-
Add: Goodwill and intangible impairment	138,220	-	138,220	19,762
Add: Restructuring cost/Severance	708	2,417	708	2,417
Adjusted EBITDA	$(34,920)	$(5,700)	$53,412	$101,854

(a)  Segment performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments, both of which are non-GAAP measurements. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), and other items that we do not consider indicative of our core operating performance.

(b)  Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.

1-800-FLOWERS.COM, Inc. | Fiscal 2025 Third Quarter Results | Page 13

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net cash provided by operating activities to free cash flow (non-GAAP):	Nine Months Ended
	March 30, 2025	March 31, 2024
Net cash provided by operating activities	$706	$100,051
Capital expenditures	(32,431)	(26,482)
Free cash flow	$(31,725)	$73,569

1-800-FLOWERS.COM, Inc. | Fiscal 2025 Third Quarter Results | Page 14